UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2005 (March 1, 2005)

The Warnaco Group, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-10857	95-4032739
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Seventh Avenue, New York, New York   10018

(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:	(212) 287-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)    On March 3, 2005, The Warnaco Group, Inc. (the "Company") announced that, like many other public companies, including those in the retail and apparel industry, the Company has reviewed its accounting practices in light of the clarification regarding existing generally accepted accounting principles ("GAAP") for lease accounting set forth by the Office of the Chief Accountant of the Securities and Exchange Commission ("SEC") on February 7, 2005. After consultation with the Company's independent auditors, and because of the SEC's recently stated position, management and the Audit Committee of the Board of Directors determined that the Company's methods of accounting for rent during construction periods and leasehold improvements funded by landlord reimbursements, in each case, primarily related to the Company's New York headquarters office lease (which commenced in May 2003), are not consistent with GAAP.

Accordingly, and consistent with disclosures by a number of public companies regarding restatements in connection with this clarification, the Company will correct this error in its consolidated financial statements for the second, third and fourth quarters of fiscal 2003, resulting in a decrease in operating income of $2.0 million. The results announced by the Company in its March 3, 2005 press release reflected this restatement. This correction did not result in a restatement of the first three quarters of fiscal 2004 as the impact on these periods was nominal. The Company recorded appropriate adjustments, which were nominal, in the fourth quarter of fiscal 2004. As the correction relates solely to accounting treatment and reclassifications, the resulting adjustments will not affect the historical timing of payments under the leases or historical and future net cash flows.

In connection with the restatement of the Company's financial statements as discussed above, on March 1, 2005, the Audit Committee of the Board of Directors determined that the Company's previously issued Quarterly Reports on Form 10-Q for the second and third quarters of fiscal 2003 and its Annual Report on Form 10-K for the fiscal year ended January 3, 2004 should no longer be relied upon and should be read in conjunction with the restated results appearing in the Company's March 3, 2005 press release and the Company's Annual Report on Form 10-K for the fiscal year ended January 1, 2005, which report the Company will file as soon as practicable. Management and the Audit Committee of the Board of Directors have discussed the matters disclosed in this Form 8-K with the Company's independent auditors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WARNACO GROUP, INC.

Date: March 4, 2005	By: /s/ Lawrence R. Rutkowski

Name: Lawrence R. Rutkowski Title: Senior Vice President and Chief
Financial Officer